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                                   EXHIBIT 4.1


CAC                                                    SHARES


COMMON STOCK                            CUSIP _______________________________
                                        SEE REVERSE FOR CERTAIN RESTRICTIONS


                         CAPITAL ALLIANCE INCOME TRUST,
                         A REAL ESTATE INVESTMENT TRUST
                             A DELAWARE CORPORATION

          THIS CERTIFICATE IS TRANSFERABLE IN NEW YORK OR SAN FRANCISCO

THIS IS TO CERTIFY THAT ________________________________________________________

is the registered holder of ____________________________________________________

                  FULLY PAID AND NON-ASSESSABLE SHARES OF COMMON STOCK, $0.01 PAR VALUE PER SHARE, OF


          CAPITAL ALLIANCE INCOME TRUST, A REAL ESTATE INVESTMENT TRUST

a Delaware corporation (the "Trust") established under a Certificate of Incorporation dated December 12, 1995 as amended from time to time, a copy of which together with all amendments thereto (the "Certificate") is on file with the Delaware Secretary of State. The holder and every transferee or assignee of this certificate or of the Shares represented hereby, or of any interest therein, accepts and agrees to be bound by the provisions of the by-laws of the Trust (including provisions giving the Trust the right to redeem or prevent transfer of Shares if necessary to effect compliance with certain provisions of the Internal Revenue Code), which together with the restrictions on the reverse side hereof, are incorporated herein by reference. This certificate is issued by the Trust and represents Shares of Common Stock in the Trust. Covenants and obligations of the Trust bind only the Trust and do not bind any of the Directors, shareholders, officers or agents of the Trust personally. This certificate and the Shares represented hereby are transferable only on the books of the Trust by the registered holder hereof in person or by attorney upon surrender of this certificate properly endorsed. The Trust is authorized to issue two classes of stock, common and preferred. A statement of the rights, preferences, privileges, and restrictions granted to or imposed upon each such class and the holders thereof may be obtained upon request and without charge from the Secretary of the Corporation at its principal office. This certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar. WITNESS the facsimile seal of the Trust and the facsimile signatures of the duly authorized officers of the Trust.


Countersigned and Registered:

_____________________________________________
               Transfer Agent and Registrar

by:__________________________________________
               Authorized Signature


Dated: __________________


__________________ , Secretary               __________________ , Chairman


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         CAPITAL ALLIANCE INCOME TRUST, A REAL ESTATE INVESTMENT TRUST
    PROVISIONS RELATING TO REDEMPTION AND PROHIBITION OF TRANSFER OF SHARES.


        IF NECESSARY TO EFFECT COMPLIANCE BY THE TRUST WITH CERTAIN REQUIREMENTS OF THE INTERNAL REVENUE CODE, THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO REDEMPTION BY THE TRUST AND THE TRANSFER THEREOF MAY BE PROHIBITED UPON THE TERMS AND CONDITIONS SET FORTH IN THE BY-LAWS. THE TRUST WILL FURNISH A COPY OF SUCH TERMS AND CONDITIONS TO THE REGISTERED HOLDER OF THIS CERTIFICATE UPON REQUEST AND WITHOUT CHARGE TO ENABLE THE TRUSTEES TO DETERMINE WHETHER DIRECT AND INDIRECT OWNERSHIP OF SHARES OF THE TRUST IS IN CONFORMITY WITH SUCH REQUIREMENTS. EACH HOLDER OF THE SHARES REPRESENTED BY THIS CERTIFICATE SHALL ON DEMAND DISCLOSE TO THE TRUSTEES IN WRITING SUCH INFORMATION AS THEY MAY DEEM NECESSARY FOR SUCH PURPOSE.

        THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO LIMITATIONS ON THEIR TRANSFER IMPOSED BY SECTIONS 8.5, 8.6, AND 8.7 OF THE BYLAWS. THOSE PROVISIONS PROVIDE IN PART THAT NO PERSON MAY OWN IN EXCESS OF 9.8% OF THE TOTAL OUTSTANDING SHARES OF THE TRUST NOR SHALL ANY SHARES BE TRANSFERRED (OR ISSUED) IF, FOLLOWING SUCH TRANSFER (OR ISSUANCE), A PERSON'S OWNERSHIP OF SHARES WOULD EXCEED THAT LIMIT.

        TO EFFECT A TRANSFER OF THE SHARES EVIDENCED BY THIS CERTIFICATE, PLEASE COMPLETE THIS SECTION AND SEND THIS CERTIFICATE DIRECTLY TO CAPITAL ALLIANCE ADVISORS, INC., 50 CALIFORNIA STREET, SUITE 2020, SAN FRANCISCO, CALIFORNIA 94111.

        TRANSFERS OF SHARES HELD IN "UNISSUED CERTIFICATE" FORM MUST ALSO BE EFFECTED DIRECTLY THROUGH THE TRANSFER AGENT AT THE ABOVE ADDRESS.

                          ____________________________

                                 ABBREVIATIONS

        The following abbreviations when used in the inscription on the face of this certificate shall be construed as though they were written out in full according to applicable laws or regulations

        TEN COM - as tenants in common
        TEN ENT - as tenants by the entireties
        JT TEN - as joint tenants with right of survivorship and not as tenants in common

        UNIF GIFT MIN ACT - ..............Custodian..............
                            (Cust)                        (Minor)
                            under the Uniform Gifts to Minors Act

                            .....................................
                                           (State)

                   Additional abbreviations may also be used
                          though not in the above list
                          ____________________________


        For VALUE Received, the undersigned hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
        IDENTIFYING NUMBER OF ASSIGNEE
 _______________________
/_______________________/ ______________________________________________________

________________________________________________________________________________
      PLEASE PRINT OR TYPE NAME AND ADDRESS INCLUDING ZIP CODE OF ASSIGNEE

________________________________________________________________________________
         Shares of Common Stock represented by the within Certificate, and do hereby irrevocably constitute and appoint

                              Attorney to transfer the said Shares on the books
of the within-named Trust with full power of substitution in the premises
_____________________________

Dated _______________________, 19__.

                                   _____________________________________________
                                   SIGNATURE OF OWNER

                                   _____________________________________________
                                   SIGNATURE OF JOINT OWNER (if applicable)



SIGNATURE(S) MUST BE GUARANTEED BY AN AUTHORIZED OFFICER OR REPRESENTATIVE OF A COMMERCIAL BANK, TRUST COMPANY, OR A MEMBER OF AN AUTHORIZED NATIONAL STOCK EXCHANGE

NOTICE THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER.




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